Cleveland BioLabs, Inc.

SELLING AGENT AGREEMENT

Dated as of December 24, 2008

Garden State Securities, Inc.
328 Newman Springs Road
Red Bank, New Jersey 07701

Gentlemen:

Cleveland BioLabs, Inc., a corporation organized under the laws of the state of Delaware (the "Company") proposes to offer for sale (the "Offering") in a private offering pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") (i) up to Thirteen Million Dollars ($13,000,000) of shares of the Company's Series D 10% Convertible Preferred Stock, par value $0.005 per share ("Preferred Stock") and (ii) common stock purchase warrants (the "Warrants") to purchase shares of common stock of the Company, par value $0.005 per share (the "Common Stock" and such shares of Common Stock, the "Warrant Shares"). The shares of Preferred Stock (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities". This letter agreement shall confirm our agreement concerning Garden State Securities, Inc. acting as the exclusive selling or placement agent (the "Selling Agent" or "GSS") in connection with the sale of the Securities.

1. Appointment of Selling Agent. On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Garden State Securities, Inc. as exclusive selling agent/placement agent for a period beginning on the date hereof and terminating on February 18, 2009 (unless terminated sooner pursuant to the terms hereof or extended for an additional 30 days with mutual consent of both parties) and grants to GSS the exclusive right to offer, as its agent, the Securities pursuant to the terms of this Agreement. On the basis of such representations and warranties, and subject to such conditions, GSS hereby accepts such appointment and agree to use its reasonable best efforts to secure subscribers to purchase subscriptions for the Securities. The Company understands that the Selling Agent is being retained to obtain subscriptions for the Securities on a "best efforts" basis and has not guaranteed the sale of any Securities and is not purchasing any of the Securities for its own account. GSS shall be entitled to engage other FINRA member firms as subagents or selected dealers, including, but not limited to, Spencer Clark Inc., whose compensation, if any, shall be payable solely by GSS.

2. Terms of the Offering.

(a) The Offering shall consist of Shares and Warrants. The Offering is being made on a "best efforts" basis with a minimum offering amount of subscriptions equal to $2,000,000. In the event a subscription is not accepted by the Company or GSS, such rejected subscription funds will be returned to the subscriber without interest or deduction.

(b) The Selling Agent's counsel will prepare a Securities Purchase Agreement, Certificate of Designation, a Form of Warrant, a Registration Rights Agreement, and a Form of Voting Agreement, subject to the approval of the Company, to be delivered to all prospective

investors. The Securities Purchase Agreement, Certificate of Designation, Warrant, Registration Rights Agreement and Voting Agreement, including all supplements, exhibits, schedules and appendices thereto and other documents delivered therewith, each in a form approved by the Company, are referred to herein as the "Documents" and shall include any supplements or amendments in accordance with this Agreement. Unless otherwise stated or approved by the Company, the Documents shall reflect the terms set forth on the Term Sheet attached hereto as Exhibit A. The Offering shall commence on the date hereof, and shall expire at 3:00 p.m., New York time, on February 18, 2009 (unless extended for an additional 30 days with mutual consent of both parties). Such period, as same may be so extended, shall hereinafter be referred to as the "Offering Period."

(c) Each prospective investor (a "Prospective Investor") who desires to purchase Securities shall deliver to the Selling Agent the Securities Purchase Agreement and other Documents required to be executed by the investor and deliver to the Escrow Agent described below immediately available funds in the amount necessary to purchase the amount of Securities such Prospective Investor desires to purchase. The Selling Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Documents or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities. Purchasers in the Offering shall be "accredited investors" as determined in accordance with Regulation D ("Accredited Investors"). The Selling Agent and the Company shall be entitled to rely upon the statements made by the Prospective Investors in the Documents executed by them. The Company has the right, in its sole discretion, to reject or cut back any subscription or any offer to purchase Securities.

(d) The Securities will be offered only by approaching Prospective Investors with whom either the Company or Selling Agent has a pre-existing relationship, or that the Selling Agent reasonably believes to be an Accredited Investor, on an individual basis. No general solicitation or general advertising in any form will be used by the Company or GSS in connection with the offering of the Securities. Each Prospective Investor will be an Accredited Investor. The Selling Agent will not deliver to any Prospective Investor any information concerning the Company (other than with respect to the Offering) that the Selling Agent knows to contain non-public material information or that has not been approved for such use by the Company. **The Company acknowledges and agrees that the Selling Agent may deliver to each Prospective Investor the two PowerPoint presentations prepared by the Company dated November 10, 2008 and December 17, 2008, respectively.**

3. Closing/Release of Funds. All subscription funds shall be deposited and held in an escrow account at Signature Bank (the "Escrow Agent"), pursuant to an Escrow Agreement among GSS, the Company and the Escrow Agent. There may be one or more Closings of the Offering (each, a "Closing"). Funds for Closings subsequent to the initial Closing shall also be deposited in the escrow account, unless otherwise agreed by GSS and the Company. Each Closing shall be held at such time as the conditions as provided in the Securities Purchase Agreement have been satisfied or are waived as provided therein. References herein to each actual closing date thereof shall be referred to as a "Closing Date."

4. Representations and Warranties of the Selling Agent. The Selling Agent represents and warrants to the Company as follows:

(a) The Selling Agent is duly incorporated and validly existing and in good standing under the laws of its State of incorporation.

(b) The Selling Agent is, and at the time of each Closing will be, a member in good standing of FINRA. The Selling Agent is a broker-dealer registered with the SEC under the Exchange Act and in every state in which offers and sales of the Securities will be made by such Selling Agent.

(c) Offers and sales of Securities by the Selling Agent will be made only in accordance with this Selling Agent Agreement and in compliance with the provisions of Regulation D and the Securities Act and the Selling Agent will furnish to each investor a copy of the Documents prior to accepting any subscription for the Securities.

5. Compensation and Expenses.

(a) The Selling Agent shall be entitled, on each Closing Date, out of the escrow account or by such other means acceptable to GSS, as compensation for its services as Selling Agent under this Agreement, to selling Commissions payable in cash equal to 10% of the aggregate subscription amount of the Securities sold in the Offering on such Closing Date. Payment shall be made to the Selling Agent simultaneously with each Closing under the Securities Purchase Agreement.

(b) In addition to the compensation payable to the Selling Agent set forth in clause (a) above, on each Closing Date the Company shall grant the Selling Agent (or its assigns, subject to compliance with the terms and conditions of this Section) warrants to purchase a number of shares of Common Stock, equal to 10% of the number of shares of Common Stock into which the shares of Preferred Stock are initially convertible and sold in the Offering on such Closing Date and shall have an exercise price equal to the exercise price of the Warrants being issued in the Offering (the "Selling Agent Warrants"). The Selling Agent Warrants shall be exercisable beginning on the final Closing Date of the Offering and continuing for a period of seven (7) years thereafter. The Selling Agent shall be entitled to request, with respect to the shares of Common Stock underlying the Selling Agent Warrants, that the Company include, on a one time basis, the underlying shares in a registration statement filed by the Company in accordance with the Registration Rights Agreement; provided, however, if any SEC Guidance (as defined in the Registration Rights Agreement) sets forth a limitation on the number of Registrable Securities permitted to be registered on a registration statement, the Common Stock underlying the Selling Agent Warrants shall not be included therein. The Company shall not include the underlying shares in any registration statement without the prior written consent of the Selling Agent. The Selling Agent Warrants may be issued to employees and/or affiliates of the Selling Agent in such amounts as the Selling Agent shall notify in writing the Company prior to or after the applicable Closing. In addition, the Selling Agent Warrants shall be exercisable on a net "cashless" basis at the option of the Selling Agent (and the other holders of the Selling Agent Warrants) if at any time after six months from the date of issuance of the Selling Agent Warrants there is no effective Registration Statement registering, or no current prospectus available for, the resale of the shares underlying the Selling Agent Warrants. The Warrants shall otherwise include terms and conditions identical to those provided to the investors.

(c) The Company acknowledges and agrees that, in an effort to minimize transaction costs, GSS has engaged Feldman Weinstein & Smith LLP, as placement agent counsel ("FWS") on a flat fee and expense basis with $10,000.00 to be paid to commence definitive transaction documents and $40,000.00 to be paid upon the first Closing. The Company agrees to pay such legal fees and expenses of GSS. Accordingly, for the benefit of GSS, the Company shall pay to FWS $10,000.00 upon execution of this Agreement to commence definitive documentation (prior receipt of which is hereby acknowledged) and $40,000.00 upon the first Closing. Other than the fees and expenses set forth in this Section 5, the Company shall not be responsible for any other fees or expenses incurred by GSS.

6. Representations, Warranties and Covenants of the Company.

(a) The Company represents and warrants to, and agrees with, the Selling Agent, each subagent and each selected dealer that, as of the date hereof, and as of each Closing Date:

(i) No documents or information provided by the Company to the Prospective Investors in connection with the Offering, including, without limitation the SEC Reports (as defined below), as of their respective dates, contains or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.

(ii) The Company is, and at all times during the period from the date hereof to and including the Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits and declarations of and from, and has made filings with, all federal, state and local authorities, to own and use its properties and assets and to conduct its business as presently conducted and/or in any such case where the failure to have any of the foregoing would not have a material adverse effect on the Company's presently conducted business. As of the date hereof, the Company is, and at all times during the period from the date hereof to and including the Closing Date, duly qualified to do business and is in good standing in every jurisdiction in which its ownership use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company's business.

(iii) As of the date hereof, except as disclosed in the Company's filings with the SEC on the EDGAR system (the "SEC Reports"), the Documents and the Securities Purchase Agreement (including the schedules thereto), there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the actual knowledge of the Company's executive officers (the "Knowledge of the Company"), threatened, with respect to the Company or its respective operations, businesses, properties, or assets, which individually or in the aggregate do not now have and would not in the future be reasonably likely to have a material adverse effect upon the operations, business, properties or assets of the Company.

(iv) The Company is not in violation or breach of, or in default with respect to, any material term of its Certificate of Incorporation or By-Laws, as in effect as the date hereof.

(v) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. All

necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement, except for Stockholder Approval (as defined in the Securities Purchase Agreement) or as otherwise contemplated in the Documents.

(vi) The Warrants and the Selling Agent Warrants constitute valid and binding agreements of the Company. The Preferred Stock and the Conversion Shares and the Warrant Shares and the Selling Agent's Warrant Shares, when issued and delivered pursuant to the terms of the Offering, shall be duly authorized, validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof solely by being such holder and shall not have been issued in violation of any preemptive rights of stockholders.

(vii) Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c)) of Regulation D of the Securities Act in connection with the offer or sale of the Securities.

(viii) The Selling Agent and each subagent and selected dealer shall be entitled to rely upon the representations and warranties contained in the Documents on the same basis as if the representations and warranties have been made hereunder to the Selling Agent, each subagent and each selected dealer.

(ix) Neither the Company, nor any of its officers, directors or affiliates has made any offers or sales of any security or solicited any offers to buy any security, or taken any action or steps, under circumstances that would require registration of any of the Securities under the Securities Act, nor will the Company or any of its officers, directors or affiliates make any offers or sales of any security or solicit any offers to buy any security, or take any action or steps, that would require registration of the issuance of any of the Securities under the Securities Act.

(ix) To the Knowledge of the Company, during the past five years, except as disclosed in the Documents, none of the current officers or directors of the Company have been:

(A) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

(B) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(C) The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

(I) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or

dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

(II) engaging in any type of business practice; or

(III) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

(D) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days his or her right to engage in any activity described in paragraph (c)(i) above, or be associated with persons engaged in any such activity;

(E) found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "SEC" or the "Commission") to have violated any federal or state securities law, with the judgment in such civil action or finding by the Commission not having been subsequently reversed, suspended or vacated;

(F) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; or

(G) found by a court or an administrative agency to have or is alleged to have violated any foreign securities laws.

(x) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(xi) To the Knowledge of the Company, the Company is not currently in violation of any provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("USA Patriot Act") Act of 2001, and the rules and regulations promulgated under any such law, or any successor law, except in each case as would not reasonably be expected to have a material adverse effect on the Company's business.

(xii) The Company (A) has paid, as applicable, all material federal, state, local and foreign taxes shown to be due on its tax returns and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (B) has established adequate reserves for such taxes which are not due and payable and (C) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

(xiii) All offers and sales of securities of the Company issued during the three year period prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act (or applicable foreign securities laws) and the rules and regulations thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable United States' state securities or blue sky laws. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any securities during the twelve-month period ending on the date hereof which, to the knowledge of the Company, would be integrated with the Offering so as to interfere with the Company's ability to rely on Regulation D for purposes of this Offering.

(xiv) During the term of this Agreement, neither the Company nor any of its subsidiaries will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer from any person or entity relating to any issuance of the Company's or any of its subsidiaries' equity securities (including debt securities with any equity feature) or participate in any discussions regarding any such financing, other than the Offering. The Company will immediately cease all contacts, discussions and negotiations with third parties regarding any offerings of its equity securities, other than the Offering.

7. Covenants of the Company. The Company covenants that it will:

(a) Deliver without charge to the Selling Agent such number of copies of the Documents and any supplement or amendment thereto as may reasonably be requested by the Selling Agent.

(b) Notify the Selling Agent promptly of rejection of any subscription. The Company shall not (i) accept subscriptions from, or make sales of Securities to, any Subscribers who are not, to the Knowledge of the Company, Accredited Investors.

(c) The Company shall cause, at its cost and expense, all "blue sky" filings related to the Offering and required by applicable law to be made in due and proper form and substance and in a timely manner as required under the laws of the states in which Securities are sold (the "Blue Sky Filings"). In addition, the Company shall cause, at its cost and expense, a Form D related to the Offering to be filed with the Commission in due and proper form and substance and in a timely manner. The Company shall deliver true and correct copies of all Blue Sky Filings and the Form D, as filed with the Commission, to the Selling Agent within 15 days of the final Closing Date. The Company shall pay the expense of the filing fee to the Corporate Finance Department of FINRA for the filing under FINRA Rule 2710 that may be required for the Offering (if any is so required).

8. Conditions of Closing. The obligations of the Selling Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Selling Agent, as of the date hereof and as of the applicable Closing Date, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:

(a) At each Closing, the Selling Agent, the investors and the Company shall have executed documents in form and substance reasonably acceptable to them. Any legal opinion addressed to the investors shall also be addressed to the Selling Agent and contain reliance language for each subagent and selected dealer.

(b) All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to the Selling Agent, the investors and the Company.

9. Termination. This Agreement may be terminated by the Selling Agent (i) at any time in the event the Selling Agent has determined, in good faith, that the Documents misstate a material fact or fail to contain a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon three business days' written notice. The Company may not terminate this Agreement in the absence of a material breach of any covenant, representation or warranty contained in this Agreement made by the Selling Agent.

10. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Selling Agent, its officers, directors, partners, employees, agents (including subagents and selected dealers), and counsel, and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact provided by the Company contained in the Documents, or any omission or alleged omission to state a material fact by the Company required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 10(b) with respect to the Selling Agent expressly for inclusion in the Documents or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

(b) If any action is brought against the Selling Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Selling Agent (an "indemnified party"), in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the

"indemnifying party") in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 10(b) unless, and only to the extent that, it materially prejudices the indemnifying party's ability to defend the action) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such reasonable fees and expenses of one such counsel (for all indemnified parties collectively) shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees to promptly notify the Selling Agent when it learns of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities or the Documents.

(c) The Selling Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Selling Agent in Section 10(a), with respect to any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Documents in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent expressly for inclusion in the Documents, or (ii) any breach of any representation, warranty, covenant or agreement of the Selling Agent contained in this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Documents and in respect of which indemnity may be sought against the Selling Agent pursuant to this Section, the Selling Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a) hereof.

(d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling

person of the Company), on the one hand, and the Selling Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Selling Agent in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Selling Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5(a) hereof but before deducting expenses) received by the Company, bear to (y) the compensation received by the Selling Agent pursuant to Section 5(a) hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Selling Agent, or their respective employees, agents or representatives, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Selling Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(d). In no case shall the Selling Agent be responsible for a portion of the contribution obligation in excess of the cash compensation received by it pursuant to Section 5(a) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent and counsel of the Selling Agent, shall have the same rights to contribution as the Selling Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each officer, director, employee, agent and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(d). Anything in this Section 10(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

11. Non-Solicitation. The Company agrees that, for a period of 12 months from the date hereof (the "Non-Solicitation Period"), it shall not solicit any offer to buy from or offer to sell to any of the persons (individuals and/or entities) (a) to whom the Company, was actually introduced by GSS in connection with the Offering (whether or not such persons invest in the Offering) or (b) if such persons actually invest in the Offering, any securities of the Company or of any other entity, with any selling agent, placement agent, broker or dealer, other than GSS, without paying GSS the compensation set forth herein. In the event that during the Non-Solicitation Period, the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such persons any such securities from any other placement agent, securities broker or dealer or selling agent other than GSS, the Company shall pay to the Selling Agent (i) an amount equal to 10% of the aggregate purchase price of such securities so purchased by any such purchasers thereof and (ii) seven (7) year common stock warrants to purchase 10% of the Common Stock issued to such purchasers in the subsequent financing (or shares issuable upon conversion of any convertible securities). Notwithstanding the foregoing, during the Non-Solicitation Period, the Company shall not give the names of the subscribers to any other broker dealer or selling or placement agent; provided, however, it shall not be a violation of this Section if the Company includes the names of the persons who decide to invest in the Offering in any public filing made by the Company including but not limited to filings that the Company makes with Securities and Exchange Commission. Upon receipt of written request by the Selling Agent, the Company shall promptly deliver to the Selling Agent the names of any persons with whom the Company completes a subsequent financing within 12 months from the date of the Closing Date. This Section 11 shall survive termination of this Agreement.

12. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations and warranties shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Selling Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 10, and shall survive for a period of three (3) years from the date hereof. In addition, notwithstanding the foregoing and any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Section 10 shall survive for a period of seven (7) years from the date hereof.

13. Entire Agreement. This Agreement, together with the fee agreement dated November 18, 2008 between the Company and GSS, constitutes the entire agreement of the parties and supersedes all prior written agreements and all prior and contemporaneous oral agreements, understandings and negotiations between the parties with respect to the Offering; provided, however, that with respect to the Offering, (i) the provisions of Section 5 of this Selling Agent Agreement shall supersede Paragraph 2 of such fee agreement and (ii) the provisions of Section 11 of this Selling Agent Agreement shall supersede Paragraph 5 of such fee agreement. Neither the Company nor the Selling Agent has relied on any written or oral representations or inducements, other than those that are set forth in this Agreement and the fee agreement in executing and delivering this Agreement. This Agreement may not be modified or amended except in writing executed by the Company and the Selling Agent.

14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be either (i) mailed by first class mail in which case delivery shall be deemed to be made three days following deposit in the United States mail; or (ii) sent by overnight courier service in which case delivery shall be deemed to be made upon delivery, to: (a) Garden State Securities, Inc., 328 Newman Springs Road, Red Bank, New Jersey 07701, Attention: Ernest Pellegrino, with a copy to Joseph Smith, Feldman Weinstein & Smith LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002, and (b) Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203, Attention: Michael Fonstein, with a copy to Katten Muchin Rosenman LLP, 525 West Monroe, Chicago, Illinois 60661, Attention: Ram Padmanabhan.

15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Selling Agent and the Company and the persons and entities referred to in Section 10 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The Selling Agent may not assign this Agreement or any of its rights (other than its rights under the Selling Agent Warrants as permitted therein) or obligations hereunder without the prior written consent of the Company. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Selling Agent.

16. Construction; Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. **IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.**

17. No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the offering and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Agent; (ii) the Selling Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and (iii) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering.

18. Confidentiality. The Selling Agent agrees and acknowledges that the terms and conditions of the Offering are of a proprietary nature and that such information shall be kept confidential and shall not be disclosed to any third party without the prior approval of the Company, except as may otherwise be required to perform the Selling Agent's duties hereunder, or as required by law or court order. The Selling Agent agrees to use all non-public information of the Company (including non-public information with respect to the Offering) provided to it by or on behalf of the Company hereunder or in the Transaction Documents solely for the purpose of providing the services that are the subject of this Agreement and to treat all such information confidentially, provided that nothing herein shall prevent the Selling Agent from disclosing any such information (a) to investors or Prospective Investors that are subject to oral or written confidentiality agreements, (b) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding or as otherwise required by law, (c) upon the request or demand of any regulatory authority having jurisdiction over the Selling Agent or any of its affiliates, (d) to the extent that such information (i) was or becomes publicly available other than by reason of disclosure by the Selling Agent or its affiliates in violation of this Section 18, (ii) was available on a nonconfidential basis to the Selling Agent prior to its disclosure to the Selling Agent, or (iii) was or becomes available to the Selling Agent or its affiliates from a source which is not known by the Selling Agent to be subject to a confidentiality obligation of the Company, or (e) to the Selling Agent's affiliates, subagents and their affiliates, and its and their respective employees, legal counsel, independent accountants and other experts or agents who need to know such information in connection with the Selling Agent or any other services provided by the Selling Agent or its affiliates to the Company and its affiliates. The Selling Agent accepts responsibility for compliance by its affiliates and its employees, legal counsel, independent accountants and other experts and agents to which it has provided any such information as permitted by clause (e) of the immediately preceding sentence. This undertaking by the Selling Agent shall automatically terminate one (1) year following the earlier of the Closing Date or the termination of the Selling Agent's engagement hereunder.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. This Agreement may be executed by facsimile or "pdf" signature and delivered by facsimile or e-mail transmission with the same force and effect as if such facsimile or "pdf" signature were an original thereof.

[signature page appears next]

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours,

CLEVELAND BIOLABS, INC.

By:

Name: Michael Fonstein
Title: President and Chief Executive Officer

Accepted as of the date
first above written:

GARDEN STATE SECURITIES, INC.

By: ______________________
Name:
Title:

FIRST AMENDMENT
TO
SELLING AGENT AGREEMENT

This First Amendment (this "Amendment") made effective as of the 13th day of February, 2009 (the "Effective Date") by and among Garden State Securities, Inc., as exclusive selling agent/placement agent ("GSS") and Cleveland BioLabs, Inc., a Delaware corporation (the "Company").

WITNESSETH:

WHEREAS, the Company and GSS are parties to that certain Selling Agent Agreement dated December 24, 2008 (the "Agent Agreement"); and

WHEREAS, the Company and GSS now desire to amend the Agent Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agent Agreement.

2. Amendments.

a. The termination of the appointment of GSS as exclusive selling agent/placement agent shall be extended until March 15, 2009. As such, the first sentence of Section 1 shall be amended and restated in its entirety to read as follows:

> *"On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Garden State Securitiës, Inc. as exclusive selling agent/placement agent for a period beginning on the date hereof and terminating on March 15, 2009 (unless terminated sooner pursuant to the terms hereof or extended for an additional 30 days with mutual consent of both parties) and grants to GSS the exclusive right to offer, as its agent, the Securities pursuant to the terms of this Agreement."*

b. The minimum offering amount shall be deleted. As such, the Section 2(a) shall be amended and restated in its entirety to read as follows:

> *"(a) The Offering shall consist of Shares and Warrants. The Offering is being made on a "best efforts" basis. In the event a subscription is not accepted by the Company or GSS, such rejected subscription funds will be returned to the subscriber without interest or deduction."*

c. The termination of the Offering shall be extended until February 27, 2009. As such, the last sentence of Section 2(b) shall be amended and restated in its entirety to read as follows:

> *"The Offering shall commence on the date hereof, and shall expire at 3:00 p.m., New York time, on February 27, 2009 (unless extended for an additional 30 days with mutual consent of both parties). Such period, as same may be so extended, shall hereinafter be referred to as the "Offering Period.""*

3. Reference to and Effect on the Agent Agreement.

a. On and after the date hereof, each reference to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Agent Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agent Agreement, a reference to the Agent Agreement in any such instrument or document to be deemed to be a reference to the Agent Agreement as amended hereby.

b. Except as expressly amended by this Amendment, the provisions of the Agent Agreement shall remain in full force and effect.

4. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. This Agreement may be executed by facsimile signatures.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Selling Agent Agreement to be executed by their duly authorized representatives as of the date first indicated above.

CLEVELAND BIOLABS, INC.

By: _ ______________________

Name: Michael Fonstein

Title: CEO

GARDEN STATE SECURITIES, INC.

By: ______________________

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Selling Agent Agreement to be executed by their duly authorized representatives as of the date first indicated above.

CLEVELAND BIOLABS, INC.

By: ____________________________
Name:
Title:

GARDEN STATE SECURITIES, INC.

By: ____________________________
Name: Ernest Pellegrino
Title: Director of Corporate Finance

SECOND AMENDMENT

TO

SELLING AGENT AGREEMENT

This Second Amendment (this "Amendment") made effective as of March 12, 2009 (the "Effective Date") by and among Garden State Securities, Inc., as exclusive selling agent/placement agent ("GSS") and Cleveland BioLabs, Inc., a Delaware corporation (the "Company").

WITNESSETH:

WHEREAS, the Company and GSS are parties to that certain Selling Agent Agreement dated December 24, 2008, as amended on February 13, 2009 (the "Agent Agreement"); and

WHEREAS, the Company and GSS now desire to amend the Agent Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agent Agreement.

2. Amendments.

a. The definition Preferred Stock shall include (i) the Company's Series D Convertible Preferred Stock, par value $0.005 per share and (ii) the Company's Series E Convertible Preferred Stock, par value $0.005 per share.

b. The termination of the appointment of GSS as exclusive selling agent/placement agent shall be extended until March 27, 2009. As such, the first sentence of Section 1 shall be amended and restated in its entirety to read as follows:

> *"On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Garden State Securities, Inc. as exclusive selling agent/placement agent for a period beginning on the date hereof and terminating on March 27, 2009 (unless terminated sooner pursuant to the terms hereof or extended for an additional 30 days with mutual consent of both parties) and grants to GSS the exclusive right to offer, as its agent, the Securities pursuant to the terms of this Agreement."*

c. The termination of the Offering shall be extended until March 27, 2009. As such, the last sentence of Section 2(b) shall be amended and restated in its entirety to read as follows:

> *"The Offering shall commence on the date hereof, and shall expire at 3:00 p.m., New York time, on March 27, 2009 (unless extended for an additional 30 days with mutual consent of both parties). Such period, as same may be so extended, shall hereinafter be referred to as the "Offering Period." "*

3. Reference to and Effect on the Agent Agreement.

a. On and after the date hereof, each reference to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Agent Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agent Agreement, a reference to the Agent Agreement in any such instrument or document to be deemed to be a reference to the Agent Agreement as amended hereby.

b. Except as expressly amended by this Amendment, the provisions of the Agent Agreement shall remain in full force and effect.

4. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. This Agreement may be executed by facsimile signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Selling Agent Agreement to be executed by their duly authorized representatives as of the date first indicated above.

CLEVELAND BIOLABS, INC.

By: ______________________
Name: John A. Marhofer, Jr.
Title: March 12, 2009

GARDEN STATE SECURITIES, INC.

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Selling Agent Agreement to be executed by their duly authorized representatives as of the date first indicated above.

CLEVELAND BIOLABS, INC.

By: ______________________

Name:

Title:

GARDEN STATE SECURITIES, INC.

By: ______________________

Name: Ernest Pellegrino

Title: Director of Corporate Finance